Exhibit 99.04

© 2018 Tonix Pharmaceuticals Holding Corp. August 2018 Version P0125 8 - 21 - 18 ( Doc 0380) Investor Presentation

© 2018 Tonix Pharmaceuticals Holding Corp. 2 Cautionary Note on Forward - Looking Statements Certain statements in this presentation regarding strategic plans, expectations and objectives for future operations or results are “forward - looking statements” as defined by the Private Securities Litigation Reform Act of 1995 . These statements may be identified by the use of forward - looking words such as “anticipate,” “believe,” “forecast,” “estimate” and “intend,” among others . These forward - looking statements are based on Tonix’s current expectations and actual results could differ materially . There are a number of factors that could cause actual events to differ materially from those indicated by such forward - looking statements . These factors include, but are not limited to, substantial competition ; our need for additional financing ; uncertainties of patent protection and litigation ; uncertainties of government or third party payor reimbursement ; limited research and development efforts and dependence upon third parties ; and risks related to failure to obtain U . S . Food and Drug Administration clearances or approvals and noncompliance with its regulations . As with any pharmaceutical under development, there are significant risks in the development, regulatory approval and commercialization of new products . The forward - looking statements in this presentation are made as of the date of this presentation, even if subsequently made available by Tonix on its website or otherwise . Tonix does not undertake an obligation to update or revise any forward - looking statement, except as required by law . Investors should read the risk factors set forth in the Annual Report on Form 10 - K for the year ended December 31 , 2017 , as filed with the Securities and Exchange Commission (the “SEC”) on March 9 , 2018 , and periodic reports filed with the SEC on or after the date thereof . All of Tonix's forward - looking statements are expressly qualified by all such risk factors and other cautionary statements .

© 2018 Tonix Pharmaceuticals Holding Corp. 3 Tonix Pharmaceuticals Who we are: • A clinical stage pharmaceutical company dedicated to developing innovative treatments for patients and making meaningful contributions to society What we do: • Target therapeutics with high need for improvement − Conditions with no or ineffective treatments − Significant patient segments not well served by existing therapies • Develop innovative treatment options with possibility to be a “game changer” − Scientifically unique and innovative − Supported by strong scientific rationale − Confirmed by clinical evidence and published literature − Utilize proven regulatory pathways and established clinical endpoints − Built on a foundation of proprietary intellectual property

Candidates in Development

4

Pipeline Product	Indication/ Description	Preclinical / Phase 1 / Phase 2 / Phase 3 / NDA[1]/BLA[2] / Market
Tonmya	Bedtime Treatment for PTSD[3] Cyclobenzaprine HCl sublingual tablets	Phase 3 development (a new Phase 3 study to be discussed with FDA in October)
TNX-102 SL	Bedtime Treatment for Agitation in Alzheimer's Cyclobenzaprine HCl sublingual tablets	Fast Track Phase 2/3 ready program
TNX-601	Daytime Treatment for PTSD Tianeptine oxalate oral formulation	Novel polymorph and salt discovered and characterized
TNX-801	Smallpox-preventing vaccine Live horsepox virus (HPXV) vaccine from cell culture	Horsepox virus synthesized and demonstrated protective vaccine activity in mice

All programs owned outright with no royalties or other obligations due

[1]NDA- New Drug Application; [2]BLA –Biologic Licensing Application; [3]PTSD-Posttraumatic Stress Disorder

© 2018 Tonix Pharmaceuticals Holding Corp.

© 2018 Tonix Pharmaceuticals Holding Corp. 5 Lead Program: TNX - 102 SL – Product Concept Sleep disturbances are associated with a constellation of disorders • Considered co - morbid or a key symptom in these disorders • Believed to have a role in the onset, progression and severity of these disorders The focus of TNX - 102 SL development is both unique and innovative • Testing the therapeutic benefit of sleep (‘sleep quality’) − Restorative sleep…in contrast to time spent sleeping (‘sleep quantity’) • Targeting clinical conditions for which improved sleep quality may have a therapeutic benefit − Reduction in disease - specific symptoms, with sleep improvement as a secondary endpoint

© 2018 Tonix Pharmaceuticals Holding Corp. 6 Lead Program Tonmya ®1 – FDA Breakthrough Therapy in PTSD – Bedtime treatment in Phase 3 Development • Results from 2 efficacy studies can improve a new Phase 3 study design • FDA feedback and agreement are expected 4Q2018 • Pivotal efficacy study may initiate as early as 2019 TNX - 102 SL – FDA Fast Track development program for agitation in Alzheimer’s (AAD) disease • Phase 2 IND 2 ready to support Phase 2 potential pivotal efficacy study TNX - 601 3 - Pre - IND candidate for daytime treatment for PTSD • Nonclinical development ongoing TNX - 801 4 - Smallpox - preventing vaccine candidate • Efficacy demonstrated in mouse model • cGMP process development underway 1 Tonmya has been conditionally accepted by the U.S. FDA as the proposed trade name for TNX - 102 SL (cyclobenzaprine HCl sublingual tablets) for PTSD. TNX - 102 SL is an investigational new drug and has not been approved for any indication. 2 IND - Investigational New Drug Application 3 T ianeptine oxalate 4 S ynthesized live horsepox virus Tonix Development Highlights Cyclobenzaprine Sublingual Tablets Pipeline

© 2018 Tonix Pharmaceuticals Holding Corp. 7 Tonmya for PTSD Breakthrough Therapy (BT) designation from the FDA • Expedited development and accelerated approval are expected One Phase 2 study completed and one Phase 3 study stopped early due to inadequate separation from placebo • Both studies were accepted by the FDA as potential pivotal efficacy studies in military - related PTSD if successful • No safety or tolerability concerns • Phase 2 study (P201) formed the basis of BT designation • Phase 3 study (P301) provided evidence of effectiveness as early as 4 weeks after treatment but diminished over time due to high placebo response − Retrospective analysis showed Tonmya response in subgroup with trauma ≤9 years from screening Expecting FDA feedback and agreement on second Phase 3 trial in 4Q2018 • Potential NDA 1 approval can be based on one Phase 3 study Patent protection through 2034 in U.S. 2 • Composition of matter patent for transmucosal delivery of cyclobenzaprine Novel mechanism targets sleep quality • Memory processing during sleep is important to recovery from PTSD 1 NDA = New Drug Application 2 U .S. Patent No. 9,636,408 for eutectic proprietary Protectic ™ formulation

© 2018 Tonix Pharmaceuticals Holding Corp. 8 Breakthrough Therapy Designation FDA granted Tonmya Breakthrough Therapy designation – reported December 19, 2016 • PTSD is a serious condition • Tonmya has potential advantages over existing therapies in military - related PTSD Benefits of Breakthrough Therapy designation • Eligibility for priority review of the NDA within 6 months instead of 10 - 12 months • Option to submit completed portions of the NDA for rolling review • An organizational commitment involving FDA's senior managers to accelerate the development and approval process, an opportunity to compress development time NDA approval based on single - study is possible if results are statistically very persuasive • Discussed at March 9, 2017 Initial Cross - disciplinary Breakthrough Meeting with the FDA

Tonmya: Features in PTSD Therapy

9

Designed for bedtime use

- Every night, sublingual therapy

Targets sleep quality[1]

- The active ingredient cyclobenzaprine, interacts with receptors that regulate sleep quality: strongly binds and potently blocks 5-HT_{2A}, α_1-adrenergic and histamine H_1 receptors, permissive to sleep-dependent recovery processes

No recognized abuse potential

- Not a benzo or non-benzo class drug

U.S. patent protection through 2034

- Composition of matter and method of use patents issued – Pharmacokinetic patent application in review

[1] Daugherty et al., Abstract 728, Society of Biological Psychiatry 70th Annual Scientific Convention, May 14-16, 2015, Toronto Ontario, Canada

© 2018 Tonix Pharmaceuticals Holding Corp.

© 2018 Tonix Pharmaceuticals Holding Corp. 10 No Recognized Abuse Potential in Clinical Studies Active ingredient is cyclobenzaprine, which is structurally related to tricyclic antidepressants • Cyclobenzaprine interacts with receptors that regulate sleep quality: 5 - HT 2A, a 1 - adrenergic and histamine H 1 receptors • Cyclobenzaprine does NOT interact with the same receptors as traditional hypnotic sleep drugs, benzodiazepines or non - benzodiazepines that are associated with retrograde amnesia • Cyclobenzaprine - containing product was approved 40 years ago and current labeling (May 2016) indicates no abuse or dependence concern Tonmya NDA can be filed without drug abuse and dependency assessment studies • Discussed at March 9, 2017 Initial Cross - disciplinary Breakthrough Meeting with the FDA

© 2018 Tonix Pharmaceuticals Holding Corp. 11 TNX - 102 SL Intellectual Property – U.S. Protection until 2034 Composition of matter (eutectic) : Protection expected to 2034 • United States Patent and Trademark Office (USPTO) issued U.S. Patent No. 9,636,408 in May 2017 and U.S. Patent No. 9,956,188 in May 2018 • Japanese Patent Office (JPO) issued Japanese Patent No. 6310542 in March 2018 • New Zealand Intellectual Property Office (NZIPO) issued New Zealand Patent No. 631152 in May 2017 • 37 patent applications pending (2 allowed (US and South Africa)) Pharmacokinetics (PK) : Protection expected to 2033 • JPO issued Japanese Patent No. 6259452 in December 2017 • NZIPO issued New Zealand Patent No. 631144 in March 2017 • Taiwanese Intellectual Property Office issued Taiwanese Patent No. I590820 in July 2017 • 21 patent applications pending (1 allowed (Australia)) Method of use for active ingredient cyclobenzaprine : Protection expected to 2030 • European Patent Office issued European Patent No. 2 501 234B1 in September 2017 (validated in 38 countries). Opposition filed in June 2018 • USPTO issued U.S. Patent 9,918,948 in March 2018 • 2 patent applications pending

TNX-102 SL: Sublingual Formulation is Designed for Bedtime Administration

12

TNX-102 SL: Proprietary sublingual formulation of cyclobenzaprine (CBP) with transmucosal absorption

- Innovation by design with patent protected CBP/mannitol eutectic
- Rapid systemic exposure
- Increases bioavailability during sleep
- Avoids first-pass metabolism
- Lowers exposure to long-lived active major metabolite, norcyclobenzaprine (norCBP)

CBP undergoes extensive first-pass hepatic metabolism when orally ingested

- Active major metabolite, norCBP[1]
  - Long half-life (~72 hours)
  - Less selective for target receptors (5-HT_{2A}, α_1-adrenergic, histamine H_1)
  - More selective for norepinephrine transporter

[1] Daugherty et al., Abstract 728, Society of Biological Psychiatry 70th Annual Scientific Convention, May 14-16, 2015, Toronto Ontario, Canada

© 2018 Tonix Pharmaceuticals Holding Corp.

Tonmya: Novel Mechanism Targets Sleep Quality for Recovery from PTSD

13

PTSD is a disorder of recovery

- Most people exposed to extreme trauma recover over a few weeks
- In PTSD, recovery process impeded due to insufficient sleep-dependent memory processing

Memory processing is essential to recovery

- Vulnerability to memory intrusions and trauma triggers remains if no consolidation of new learning (extinction)

Tonmya targets sleep quality[1]

- The active ingredient in Tonmya, cyclobenzaprine, interacts with receptors that regulate sleep quality: strongly binds and potently blocks 5-HT_{2A}, α_1-adrenergic and histamine H_1 receptors, permissive to sleep-dependent recovery processes

[1] Daugherty et al., Abstract 728, Society of Biological Psychiatry 70th Annual Scientific Convention, May 14-16, 2015, Toronto Ontario, Canada

© 2018 Tonix Pharmaceuticals Holding Corp.

© 2018 Tonix Pharmaceuticals Holding Corp. 14 Overview of Posttraumatic Stress Disorder (PTSD) PSTD is a chronic disabling disorder in response to experiencing traumatic event(s) Symptoms of PTSD fall into four clusters: 1. Intrusion (aversive memories, nightmares, flashbacks) 2. Avoidance (avoiding persons, places or situations) 3. Mood/cognitions (memory block, emotional numbing, detachment from others) 4. Hyperarousal (anxiety, agitation & sleep disturbance) Diagnosis, symptom severity, as well as treatment effect, is determined by CAPS - 5* • Recognized as the standard for rating PTSD severity in clinical trials • Takes into account all four symptom clusters • Higher Total CAPS - 5 score reflects more severe PTSD symptoms * Clinician - administered PTSD scale for Diagnostic Statistical Manual version 5 (DSM - 5)

© 2018 Tonix Pharmaceuticals Holding Corp. 15 Impact of PTSD on People Consequences: • Impaired daily function and substantial interference with work and social interactions • Reckless or destructive behavior • Increased health care utilization and greater medical morbidity PTSD as a risk factor for: • Depression • Alcohol or substance abuse • Absenteeism/unemployment • Homelessness • Violent acts • Suicidal thoughts and suicide

© 2018 Tonix Pharmaceuticals Holding Corp. 16 PTSD: Not Well - Served by Approved Treatments FDA - approved SSRIs, paroxetine and sertraline, are indicated as a treatment for PTSD • Neither drug has shown efficacy in military - related PTSD • Majority of patients unresponsive or intolerant to current treatments • Side effects relating to sexual dysfunction (particularly in males), sleep and weight gain are commonly reported Characteristics of an ideal drug therapy that would be compatible and complementary with behavioral therapy • Lack of retrograde amnesia (e.g., unlike off - label use of benzodiazepines and non - benzodiazepines) • Lack of interference on sleep (e.g., unlike approved SSRIs) Tonmya is being developed as a “treatment for PTSD” • FDA does not distinguish between military and civilian PTSD

© 2018 Tonix Pharmaceuticals Holding Corp. 17 High Prevalence of PTSD Among Combat Veterans 1 Goldstein et al., 2016 ; 2 Norris, PTSD Res Quar . 2013; 3 Analysis of VA Health Care Utilization among Operation Enduring Freedom, Operation Iraqi Freedom, and Operation New Dawn Veterans, from 1st Qtr FY 2002 through 2nd Qtr FY 2015, Washington, DC ; Among 1.9M separated OEF/OIF/OND veterans, 1.2M have obtained VA healthcare; 685k evaluated by VA with possible mental disorder, and 379k diagnosed with PTSD; 4 Goldstein et al., 2016; 5 Veterans: VA/DOD Clinical Practice Guidelines for the Managements of PTSD and Acute Stress Disorder, 2017, page 15 >19% Iraq/Afghanistan 3 4.7% General population 1 19 - 31% Vietnam veterans 2 11 million American adults affected 4,5 Women more likely to develop than men 1 Susceptibility may run in families 1

© 2018 Tonix Pharmaceuticals Holding Corp. 18 Phase 2 AtEase/P201 1 Study in Military - Related PTSD • Randomized, double - blind, placebo - controlled trial in military - related PTSD • Efficacy analysis from 231 * patients; 24 U.S. clinical sites • Enrolled patients with baseline CAPS - 5 2 ≥ 29 • Primary Efficacy Analysis: • Difference in CAPS - 5 score change from baseline between Tonmya 2.8 mg and placebo at week 12 • Key Secondary Measures: • PROMIS Sleep Disturbance, CGI - I, SDS Tonmya at bedtime once - daily Placebo at bedtime once - daily 12 weeks N= 90 * Tonmya at bedtime once - daily N= 92 * N= 49 * 2.8 mg 5.6 mg (2 x 2.8 mg) open - label extension 1 ClinicalTrials.gov Identifier: NCT02277704 2 CAPS - 5 = Clinician - Administered PTSD Scale for DSM - 5 * Modified intent - to - treat

© 2018 Tonix Pharmaceuticals Holding Corp. 19 AtEase/P201 Study AtEase was a large adequate well - controlled study in military - related PTSD • Separation on primary endpoint at Week 12 did not meet primary endpoint at Week 12 for TNX - 102 SL 2.8 mg • No safety or tolerability issue discovered • Retrospective analyses showed TNX - 102 SL 5.6 mg had a strong signal of treatment effect - Week 12 CAPS - 5 (P=0.053) and CGI - I (P=0.041) scores in TNX - 102 SL group • Retrospective analyses suggested CAPS - 5 ≥ 33 enrollment criteria for Phase 3 • Additional retrospective analyses are part of planning for FDA meeting in October to discuss a new Phase 3 study

© 2018 Tonix Pharmaceuticals Holding Corp. 20 AtEase/P201 Study – Summary of Primary and Secondary Analyses (Week 12)

© 2018 Tonix Pharmaceuticals Holding Corp. 21 HONOR/P301 1 Study – Evidence of Efficacy at Week 4 Discontinued Due to High Placebo Response at Week 12 Primary e ndpoint CAPS - 5 2 : • Mean change from baseline at w eek 12 (Tonmya 5.6 mg vs. placebo ) Unblinded interim analysis (IA) at 274 randomized participants ( mITT * N= 252) • Study stopped based on a pre - specified study continuation threshold at week 12 • Participants discontinued in HONOR or 12 - week open - label extension (OLE) studies can enroll in the 40 - week OLE study Placebo once - daily at bedtime 12 - weeks Tonmya once - daily at bedtime N= 127* N= 125* 5.6 mg (2 x 2.8 mg tablets) General s tudy c haracteristics: Randomized, double - blind, placebo - controlled , adaptive design, planned 550 military - related PTSD participants with baseline CAPS - 5 2 ≥ 33 in approximately 40 U.S. sites 12 - week and/or 40 - week open - label extension studies 1 ClinicalTrials.gov Identifier: NCT03062540 2 CAPS - 5 = Clinician - Administered PTSD Scale for DSM - 5 *Modified intent - to - treat

© 2018 Tonix Pharmaceuticals Holding Corp. 22 HONOR/P301 Study - Primary Analysis in mITT Population In P301 study both TNX - 102 SL and placebo - treated groups improved but the greater improvement on TNX - 102 SL compared with placebo diminished over time • TNX - 102 SL did not separate from placebo at primary endpoint due high placebo response at week 12 LS Mean (SE) = Least Squares Mean (Standard Error) CI = Confidence Interval MCFB = Mean Change From Baseline MMRM with Multiple Imputation

© 2018 Tonix Pharmaceuticals Holding Corp. 23 HONOR/P301 Study Stopped After Interim Analysis (July 2018) HONOR was a large adequate well - controlled study in military - related PTSD • Separation on primary endpoint at Week 12 did not cross pre - specified study continuation threshold at Week 12 • No safety or tolerability issues discovered • Retrospective analyses showed Week 4 CAPS - 5 (P=0.019) and CGI - I (P=0.015) scores in Tonmya group had a strong signal of treatment effect HONOR dataset is complex and rich • Retrospective analyses presented at Military Health System Research Symposium (MHSRS) in Kissimmee, FL on August 22, 2018 • Helps to design a better Phase 3 study with high probability of success

Differences Between AtEase/P201 and HONOR/P301 Studies Design

24

Categories	P201	P301
No. of US Sites Randomizing ≥ 1	24	43
No. of Treatment Arms	3	2
Baseline Entry CAPS-5 Threshold	≥ 29	≥33
Range of Includable Ages, years	18-65	18-75
Depression Rating Scale Employed	MADRS	BDI-II
Minimum Time Since No TFT	1 month	3 months
Primary Endpoint Analytic Method	MMRM	MMRM with MI
No. of In-Clinic Study Visits	9	5
No. of CAPS-5 Administrations	6	5
Key Secondary Endpoints	CGI-I, SDS, PROMIS SD	CGI-I, SDS

Phase 2 and 3 studies were very similar – both studied military related PTSD at multiple sites in the US

- CAPS-5 ≥ 33 entry criteria used in Phase 3

BDI-II= Beck Depression Inventory-II; CGI-I=Clinical Global Impression – Improvement; MI= multiple imputation; MMRM=mixed model repeated measures; MADRS=Montgomery-Åsberg Depression Rating Scale; PROMIS SD=Patient-Reported Outcomes Measurement Information System – Sleep Disturbance; SDS=Sheehan Disability Scale; TFT=trauma-focused therapy

© 2018 Tonix Pharmaceuticals Holding Corp.

© 2018 Tonix Pharmaceuticals Holding Corp. 25 AtEase/P201 and HONOR/P301 Demographics and Characteristics The striking difference between P201 and P301 was time since trauma • Phase 2 AtEase P201 study recruited many participants from the surge in Iraq who were mostly <9 years since trauma

© 2018 Tonix Pharmaceuticals Holding Corp. 26 Retrospective Comparison of Time Since Trauma in AtEase/P201 versus HONOR/P301 (TNX 5.6 mg Groups) P301 study was initiated approximately two years later than Phase 2 P201 • The median time since trauma in Phase 3 was 9.5 years compared to the median time since trauma in Phase 2 of 6.0 years for TNX - 102 SL 5.6 mg treated groups

© 2018 Tonix Pharmaceuticals Holding Corp. 27 Retrospective Analysis of Treatment Response in ≤9 & >9 Years since Trauma in HONOR/P301 Study The ≤ 9 years since trauma group in P301 replicated results from P201 • Retrospective analysis of P201 showed 5.6 mg treatment group difference over placebo of 5.0 points (MMRM with MI, p = 0.031) LS Mean = Least Squares Mean MCFB = Mean Change From Baseline MMRM with Multiple Imputation

Retrospective Analyses of ≤9 Years Since Trauma Group on Key Secondary Endpoints in HONOR/P301

28

		P301 mITT				P301 ≤9 Year Subsample			
		PBO (N=127) v. TNX 5.6 mg (N=125)				PBO (N=60) v. TNX 5.6 mg (N=61)			
		Week 4		Week 12		Week 4		Week 12	
	Analysis	LSMD	p-value	LSMD	p-value	LSMD	p-value	LSMD	p-value
CGI-I	MMRM	-0.3	0.015	-0.1	0.403	-0.6	0.002	-0.5	0.021
PGIC	MMRM	-0.2	0.238	-0.3	0.020	-0.4	0.045	-0.6	0.007
SDS	MMRM	-0.2	0.785	-1.6	0.101	-1.8	0.167	-4.3	0.007
PROMIS SD	MMRM	-3.1	0.015	-2.7	0.082	-4.5	0.029	-5.0	0.042

Key secondary endpoints showed strong treatment effects

- CGI-I, PGIC and PROMIS SD were pre-specified secondary analyses
- Support results on CAPS-5 and replicate results of Phase 2 P201 Study

CGI-I=Clinical Global Impressions – Improvement scale
PGIC, Patient Global Impression of Change scale
PROMIS SD=Patient-Reported Outcome Measures Information System Sleep Disturbance
SDS=Sheehan Disability Scale
LSMD = Least Squares Mean Difference

© 2018 Tonix Pharmaceuticals Holding Corp.

© 2018 Tonix Pharmaceuticals Holding Corp. 29 Adverse Events (AEs) in AtEase/P201 and HONOR/P301 *# No serious and unexpected AEs in P301 or P201 • Systemic AEs comparable between studies and also consistent with those described in approved product labeling • Similar severity and incidence of oral hypoesthesia (oral numbness) # only adverse events (AEs) are listed that are at a rate of ≥ 5% in any TNX - treated group *no values in a row for either study means the AE in the active group(s) in that study was at a rate of <5%

© 2018 Tonix Pharmaceuticals Holding Corp. 30 Sustained Remission in HONOR/P301 and AtEase/P201 Studies Retrospective Analyses of Phase 2 Subgroup with Entry CAPS - 5 ≥33 and Phase 3 subgroup ≤9 Years Since Trauma Remission is a clinical state that is essentially asymptomatic In order to confirm remission: • Determined rates of participants who met remission status at both Week 8 and Week 12 Rate of remission in ≤9 years since trauma group in P301 is similar to baseline CAPS - 5 ≥ 33 group in P201

© 2018 Tonix Pharmaceuticals Holding Corp. 31 Time Since Trauma – Review of Published Studies Published studies of prazosin suggested effects in military - PTSD prior to 9 years • Loss of treatment effect >9 years Paroxetine and sertraline studies supporting FDA approval were conducted on PTSD > 9 years • SSRIs have a benefit long after trauma 1 Martenyi et al. J Clin Psychiatry 2002;63:199 - 206. 2 Friedman et al. J Clin Psychiatry 2007;68:711 - 720. 3 Raskind et al. NEJM 2018;378:507 - 517. 4 Raskind et al. Am J Psychiatry 2013;170:1003 - 1010. 5 Shalev et al. Arch Gen Psychiatry 2012;69:166 - 176. 6 Davidson et al. Arch Gen Psychiatry 2001;58:485 - 492. 7 Brady et al. JAMA 2000;283:1837 - 1844. 8 Marshall et al. Am J Psychiatry 2001;158:1982 - 1988. 9 Tucker et al. J Clin Psychiatry 2001;62:860 - 868. Escit =escitalopram; Sert =sertraline;

Time Since Trauma – Remitting and Persistent Phases of PTSD

32

Kessler et al[1] studied remission in PTSD with and without therapy

- Identified remitting and persistent phase of PTSD – with transition at approximately 6 years post trauma
- Supported by other studies[2-6]

TNX-102 SL responsiveness may be limited to the remitting phase of PTSD

- Consistent with sleep mechanism of facilitating natural recovery


Time Since Trauma
PTSD Remission[1]
Proportion Surviving Without Recovery
1.0
0.9
0.8
0.7
0.6
0.5
0.4
0.3
0.2
0.1
Treatment
No Treatment
5.3 years=median time to remission (respondents who NEVER sought professional treatment)
3.0 years=median time to remission (respondents who EVER sought professional treatment)
0 1 2 3 4 5 6 7 8 9 10 11 12 13 14 15 16 17 18 19 20
Time Since Trauma (Years)
Adapted from Kessler et al. Arch Gen Psychiatry 1995;52:1048-1060
Model Supported By the Literature
Remitting
ASD
Persistent
0 1 2 3 4 5 6 7 8 9 10 11 12 13 14 15 16 17 18 19 20
Time Since Trauma (Years)

[1]Kessler et al. *Arch Gen Psychiatry* 1995;52:1048-1060.
[2]Armenta et al. *BMC Psychiatry* 2018;18:48.
[3]Galatzer-Levy et al. *PLOS ONE* 2013;8:e70084.
[4]Perkonigg et al. *Am J Psychiatry* 2005;162:1320-1327.
[5]Santiago et al. *PLOS ONE* 2013;8:e59236.
[6]Davidson & Connor. *Eur Neuropsychopharmacol* 2001;11(Supp3):S148-S149.

© 2018 Tonix Pharmaceuticals Holding Corp.

© 2018 Tonix Pharmaceuticals Holding Corp. 33 Tonmya /TNX - 102 SL – Summary Median time since trauma in TNX - 102 SL 5.6 mg group in the HONOR/P301 study (9.5 years) was longer than AtEase/P201 study (6 years) • Time has passed since the surge in Iraq In retrospective analysis, the ≤ 9 year subgroup of P301 study replicated the results of P201 study (primary and secondary) • Time since trauma is important in the treatment response and PTSD >9 years does not appear to respond to TNX - 102 SL The TNX - 102 SL responsive phase of PTSD may correspond to the “Remitting Phase” of PTSD 1 - 4 • Persistent phase of PTSD may be non - responsive to TNX - 102 SL therapy 1 Kessler et al. Arch Gen Psychiatry 1995;52:1048 - 1060. 2 Armenta et al. BMC Psychiatry 2018;18:48. 3 Galatzer - Levy et al. PLOS ONE 2013;8:e70084. 4 Perkonigg et al. Am J Psychiatry 2005;162:1320 - 1327. 5 Santiago et al. PLOS ONE 2013;8:e59236. 6 Davidson & Connor. Eur Neuropsychopharmacol 2001;11(Supp3):S148 - S149.

© 2018 Tonix Pharmaceuticals Holding Corp. 34 Commercialization Options Tonix is exploring a variety of options to commercialize TNX - 102 SL, including commercializing on our own or partnering all or some indications in specific regions of the world. Tonix has participated in numerous partnering meetings. Commercial Considerations: • Primary physician audience is well defined: psychiatrists (~30,000 in U.S.) • Small specialty sales force sufficient for coverage • Primary market research with psychiatrists indicate strong interest in new therapeutic options

© 2018 Tonix Pharmaceuticals Holding Corp. 35 TNX - 102 SL – Multiple Potential Indications Ma nagement of Fibromyalgia (FM) – chronic pain condition • TNX - 102 SL studied at low dose (2.8 mg) – half the dose being developed for PTSD – did not separate from placebo on primary endpoint, average pain improvement (responder analysis) • Retrospective analysis showed average pain improvement (secondary endpoint) after 12 weeks of treatment showed statistical significance (P< 0.05, MMRM) • Low dose TNX - 102 SL (2.8 mg) showed an improvement in sleep quality in Phase 2 and Pha se 3 FM trials • Efficacy of TNX - 102 SL 5.6 mg in FM can be studied in a potential pivotal study Agitation in Alzheimer’s Disease • Phase 2 study can be a pivotal efficacy study • Fast Track designation granted July 2018

© 2018 Tonix Pharmaceuticals Holding Corp. 36 Consequences of Agitation in Alzheimer’s Disease Outcomes • Agitation is associated with significant poor outcomes for Alzheimer’s patients and challenges for their caregivers Common reason for institutionalization • Development of agitation, or its worsening, is one of the most common reasons for patients having to transition from lower - to higher levels of care (nursing homes and other long - term care settings) 1 Cost • The presence of agitation nearly doubles the cost of caring for patients with Alzheimer’s disease, and agitation is estimated to account for more than 12% of the healthcare and societal cost of Alzheimer’s disease, which is currently estimated to be $256 Billion for the year 2017 in the United States 1 1 The Alzheimer’s Association, 2017 Alzheimer’s Disease Facts and Figures: https://www.alz.org/facts/

© 2018 Tonix Pharmaceuticals Holding Corp. 37 Agitation in Alzheimer’s Disease – Additional Indication Being Developed for TNX - 102 SL FDA designated Fast Track development program Significant unmet need • No FDA approved drugs for the treatment of agitation in Alzheimer’s Mechanism of improving sleep quality • Sleep disturbance is a significant and common symptoms in Alzheimer’s Pharmacological advantages outweigh potential concerns of using TNX - 102 SL in treating agitation in Alzheimer’s disease • Blocks 3 receptors, not just one (e.g., 5 - HT 2A )

© 2018 Tonix Pharmaceuticals Holding Corp. 38 Scientific Rationale for Developing TNX - 102 SL for Agitation in Alzheimer’s Disease Connection between Sleep Disturbance and Agitation • Agitation in Alzheimer’s Disease is associated with sleep disturbance 1,2 • Evidence that improving sleep could improve agitation 3 Supported by Potential Mechanism of Action • TNX - 102 is a multifunctional agent including antagonism of 5 - HT 2A , a 1 - adrenergic and histamine H 1 receptors • Certain 5 - HT 2A antagonists have shown clinical efficacy against agitation in dementia including trazodone 4,5 , and mirtazapine 6 • The a 1 - adrenergic antagonist prazosin has shown efficacy in the treatment of agitation in dementia 7 • The histamine H 1 antagonist hydroxyzine had historical use in treating agitation in dementia 8 1 Bachmen, D. and Rabins , P. Annu Rev Med. 2006;57:499. 2 Rose, K et al. Am J Alzheimers Dis Other Demen . 2015 30(1):78. 3 Figueiro MG Sleep Med. 2014 15(12):1554 - 64. 4 Lebert F. et al. Dement Geriatr Cogn Disord . 2004:17(4):355. 5 Sulzer DL et al. Am J Geriatr Psychiatry. 1997 5(1):60. 6 Cakir S. et el., Neuropsychiatr Dis Treat. 2008 4(5):963. 7 Wang, LY et al., Am J Geriatr Psychiatry. 2009 17(9):744 8 Settel E. Am Pract Dig Treat. 1957 8(10):1584.

Candidates in Development

39

Pipeline Product	Indication/ Description	Preclinical	Phase 1	Phase 2	Phase 3	NDA[1]/BLA[2]	Market
Tonmya	**Bedtime Treatment for PTSD[3]** Cyclobenzaprine HCl sublingual tablets	→ through Phase 2			Phase 3 development (a new Phase 3 study to be discussed with FDA in October)		
TNX-102 SL	**Bedtime Treatment for Agitation in Alzheimer's** Cyclobenzaprine HCl sublingual tablets	→ through Phase 1		Fast Track Phase 2/3 ready program			
TNX-601	**Daytime Treatment for PTSD** Tianeptine oxalate oral formulation	→ Preclinical	Novel polymorph and salt discovered and characterized				
TNX-801	**Smallpox-preventing vaccine** Live horsepox virus (HPXV) vaccine from cell culture	→ Preclinical	Horsepox virus synthesized and demonstrated protective vaccine activity in mice				

All programs owned outright with no royalties or other obligations due

[1]NDA- New Drug Application; [2]BLA –Biologic Licensing Application; [3]PTSD-Posttraumatic Stress Disorder

© 2018 Tonix Pharmaceuticals Holding Corp.

TNX-601 (Tianeptine Oxalate): A Potential Clinical Candidate for PTSD

40

Pre-IND Candidate

Targeting a Condition with Significant Unmet Need

Targeted as a 1st line monotherapy for PTSD: oral formulation for daytime dosing

- ✓ **Leverages expertise in PTSD (clinical and regulatory experience, market analysis, etc.)**
- ✓ **Mechanism of Action (MOA) is different from Tonmya**

- Tianeptine sodium (amorphous) has been approved in EU, Russia, Asia and Latin America for depression since 1987 with established post-marketing experience
- Identified new oxalate salt polymorph with improved pharmaceutical properties ideal for reformulation

Filed patent application on novel salt polymorph

- Issued patent on steroid-induced cognitive impairment and memory loss issues

Clinical evidence for PTSD

- Several studies have shown tianeptine to be active in the treatment of PTSD[1-4]

IND enabling non-clinical study underway

[1] Frančišković T, et al. Psychiatr Danub. 2011 Sep;23(3):257-63. PMID: 21963693
[2] Rumyantseva GM and, Stepanov AL. Neurosci Behav Physiol. 2008 Jan;38(1):55-61. PMID: 18097761
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© 2018 Tonix Pharmaceuticals Holding Corp.

© 2018 Tonix Pharmaceuticals Holding Corp. 41 TNX - 801 (Synthesized Live Horsepox Virus): A Smallpox - Preventing Vaccine Candidate Pre - IND Stage Potential improvement over current biodefense tools against smallpox ✓ Leverages Tonix’s government affairs effort ✓ Collaboration with Professor David Evans and Dr. Ryan Noyce at University of Alberta ✓ Demonstrated protective vaccine activity in mice ✓ Patent application on novel vaccine submitted Regulatory strategy • We intend to meet with FDA to discuss the most efficient and appropriate investigational plan to support the licensure, either: ✓ Application of the “Animal Rule”, or ✓ Conducting an active comparator study using ACAM2000 • Good Manufacturing Practice (GMP) viral production process in development Targeting a Potential Public Health Issue Material threat medical countermeasure under 21 st Century Cures Act • Qualifies for Priority Review Voucher* (PRV) upon licensure ✓ PRVs have no expiration date, are transferrable and have sold for ~$125 M 1 PRV can be applied to any BLA/NDA for priority 6 - month review

© 2018 Tonix Pharmaceuticals Holding Corp. 42 TNX - 801 (Synthesized Live Horsepox Virus): A Smallpox - Preventing Vaccine Candidate Synthesis 1 from sequence of a 1976 Mongolian isolate 2 In mice, TNX - 801 behaved like attenuated vaccinia virus • Vaccinia is the term used to classify the live poxviruses that are used as smallpox vaccines, including ACAM2000, which is the latest smallpox vaccine licensed in the U.S. How is HPXV related to modern vaccines? • Multiple sources 3 - 5 indicate that the smallpox vaccine discovered by Dr. Edward Jenner in the early 19 th century was either HPXV or a very similar virus and that vaccinia vaccines are derived from this ancestral strain • A 1902 U.S. smallpox vaccine was found to be highly similar (99.7% similarity in core genome 6 ) to HPXV sequence from the 1976 Mongolian isolate • Horsepox is now believed to be extinct 5 1 Noyce, RS, Lederman S, Evans DH. PLoS ONE. 2018; 13(1): e0188453 https://doi.org/10.1371/journal.pone.0188453 2 Tulman et al., Journal of Virology, 2006; 80(18): 9244 - 9258 3 Qin et al., Journal of Virology, 2011; 85(24):13049 - 13060 4 Medaglia et al., Journal of Virology, 2015; 89(23):11909 - 11925 5 Esparza J. Veterinary Record. 2013; 173: 272 - 273 6 Schrick , L. et al. , N Engl J Med 2017; 377:1491 - 1492, http://www.nejm.org/doi/full/10.1056/NEJMc1707600

43 © 2018 Tonix Pharmaceuticals Holding Corp. PBS VACV WR (5x10 3 PFU) Dryvax clone (10 7 PFU) HPXV (10 7 PFU) Challenge (10 6 PFU VAC strain WR) Biological Properties of HPXV: Less Virulent than a Dryvax Clone, but Produces Protective Immunity Noyce, RS, Lederman S, Evans DH. PLoS ONE. 2018; 13(1): e0188453 https://doi.org/10.1371/journal.pone.0188453

© 2018 Tonix Pharmaceuticals Holding Corp. 44 Ongoing vaccination of U.S. troops • Troops in the Global Response Force Threat of smallpox re - introduction • Strategic National Stockpile & public health policy Re - emergence of monkey pox 1 • Believed to resurgent because of vaccinia - naïve populations in Africa • Multiple U.S. military operations ongoing in Africa Current Needs to Vaccinate Against Smallpox 1 Nda - Isaiah, J. Nigeria: Monkey Pox Scourge Spreads to Seven States. All Africa. 12 OCTOBER 2017, HTTP://ALLAFRICA.COM/STORIES/201710120177.HTML

© 2018 Tonix Pharmaceuticals Holding Corp. 45 Potential for Use of HPXV as a Vector for Vaccines to Infectious Disease or Cancer Poxviruses like HPXV can be engineered to express foreign genes and are well recognized platforms for vaccine development • Large packaging capacity for exogenous DNA inserts (i.e. encoding antigens) • Precise virus - specific control of exogenous gene insert expression • Lack of persistence or genomic integration in the host • Strong immunogenicity as a vaccine • Ability to rapidly generate vector/insert constructs • Readily manufacture at scale • Live, replicating vaccine – direct antigen presentation Potential advantages of HPXV - strong immunogenicity with good tolerability

© 2018 Tonix Pharmaceuticals Holding Corp. 46 Management Team Seth Lederman, MD President & CEO Jessica Morris Chief Operating Officer Gregory Sullivan, MD Chief Medical Officer Bradley Saenger, CPA Chief Financial Officer

© 2018 Tonix Pharmaceuticals Holding Corp. 47 Board of Directors Seth Lederman, MD Chairman Ernest Mario, PhD ALZA, Glaxo, Reliant Pharma John Rhodes Chair, NYS Public Service Commission, CEO, NYS Dept. of Public Service, Booz Allen Samuel Saks, MD Jazz Pharma, ALZA, Johnson & Johnson Charles Mather BTIG, Janney, Jefferies, Cowen, Smith Barney Gen. David Grange (ret.) Pharm - Olam, PPD, McCormick Foundation Patrick Grace Apollo Philanthropy, WR Grace, Chemed Donald Landry, MD, PhD Chair of Medicine, Columbia University Margaret Smith Bell Standard Life Investments, Putnam Investments, State Street Research

© 2018 Tonix Pharmaceuticals Holding Corp. 48 Milestones – Recently Completed and Upcoming T onmya – Posttraumatic Stress Disorder □ July 201 8 Completed HONOR/P301 study interim analysis - result did not support study continuation □ August 201 8 Presentation of HONOR/P301 study results at Military Health System Scientific Symposium □ October 201 8 Meetings with FDA to discuss next Phase 3 study design and finalize commercial product CMC plan x x

© 2018 Tonix Pharmaceuticals Holding Corp. 49 Summary Phase 3 Breakthrough Therapy development for PTSD focused on military - related PTSD • Major unmet need; ~11 million Americans affected • Potential single - study NDA submission New indication in development for agitation in Alzheimer’s Disease • Unmet medical need, no approved drug available • Fast Track Phase 2/3 ready program Complimentary day - time PTSD treatment in development • Leverages development expertise in PTSD, i.e., trial recruitment and execution Innovative vaccine in development to prevent Smallpox • Opportunity to supply stockpiling requirement; short development path • Studies in mice suggest improved safety profile

© 2018 Tonix Pharmaceuticals Holding Corp. Thank you ! NASDAQ: TNXP